EXHIBIT 23.3


                         Consent of Independent Auditors

We consent to the incorporation by reference of our report dated August 1, 1997 in the Amendment No. 5 to the Registration Statement (Form S-3 No. 333-61143) and related Prospectus of Nichols Research Corporation for the registration of 415,689 shares of its common stock, with respect to the financial statements of TXEN, Inc. included in its Current Report on Form 8-K/A Amendment No. 2 dated January 15, 1999 filed with the Securities and Exchange Commission.

                                                     /s/Ernst & Young LLP
                                                        -----------------
                                                        Ernst & Young LLP


Birmingham, Alabama
January 15, 1999